Exhibit 99.1

THE HILLMAN COMPANIES, INC. AND SUBSIDIARIES

Supplemental Consolidating Guarantor and Non-Guarantor Financial Information:

(dollars in thousands)

On June 30, 2014, affiliates of CCMP Capital Advisors, LLC (“CCMP”) and Oak Hill Capital Partners III, L.P., Oak Hill Capital Management Partners III, L.P. and OHCP III HC RO, L.P.), together with certain current and former members of Hillman’s management, consummated a merger transaction (the “Merger Transaction”) pursuant to the terms and conditions of an Agreement and Plan of Merger dated as of May 16, 2014.

The Company, through Hillman Group, had issued $265,000 in aggregate principal amount of 10.875% Senior Notes that were scheduled to mature on June 1, 2018. In connection with the Merger Transaction, the 10.875% Senior Notes were repaid and terminated.

Hillman Group issued $330,000 aggregate principal amount of its senior notes due July 15, 2022 (the “6.375% Senior Notes”). The 6.375% Senior Notes, of which $330,000 aggregate principal amount was outstanding as of December 31, 2014, are fully and unconditionally guaranteed on a joint and several basis by The Hillman Companies, Inc., Hillman Investment Company, and certain of the Company’s wholly-owned subsidiaries. The non-guarantor information presented represents our Australian, Canadian, and Mexican subsidiaries.

The following financial information presents consolidating statements of comprehensive loss, balance sheets, and cash flows for the Hillman Group, all guarantor subsidiaries, all non-guarantor subsidiaries, and the eliminations necessary to provide the consolidated results for the Hillman Companies and subsidiaries. For purposes of this presentation, we have accounted for investments in our subsidiaries using the equity method of accounting. The principal consolidating adjustments eliminate investment in subsidiary and intercompany balances and transactions.

THE HILLMAN COMPANIES, INC. AND SUBSIDIARIES

Supplemental Consolidating Guarantor and Non-Guarantor Financial Information:

(dollars in thousands)

Consolidating Statements of Comprehensive Loss (Unaudited)

For the period from June 30, 2014 through December 31, 2014

(Amounts in thousands)

	Successor
	Guarantors The Hillman Companies, Inc.	Issuer The Hillman Group, Inc.	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Consolidating Adjustments	Consolidated
Net sales	$—	$292,255	$10,326	$74,711	$—	$377,292
Cost of sales (exclusive of depreciation and amortization shown separately below)	—	137,849	7,275	48,097	—	193,221
Selling, general and administrative expenses	718	90,929	2,236	21,971	—	115,854
Transaction, acquisition and integration expenses	—	22,102	21	596	—	22,719
Depreciation	—	15,821	37	1,419	—	17,277
Amortization	16,403	1,544	108	1,073	—	19,128
Intercompany administrative (income) expense	—	(216)	—	216	—	—
Management and transaction fees to related party	—	276	—	—	—	276
Other (income) expense, net	(43)	1,857	(63)	(1,175)	—	576

(Loss) income from operations	(17,078)	22,093	712	2,514	—	8,241

Intercompany interest (income) expense	(6,115)	6,115	—	—	—	—
Interest (income) expense, net	(457)	24,213	—	3,494	—	27,250
Interest expense on junior subordinated debentures	6,305	—	—	—	—	6,305
Investment income on trust common securities	(189)	—	—	—	—	(189)

(Loss) income before equity in subsidiaries’ income	(16,622)	(8,235)	712	(980)	—	(25,125)
Equity in subsidiaries’ (loss) income	(9,743)	(1,508)	—	—	11,251	—

(Loss) income before income taxes	(26,365)	(9,743)	712	(980)	11,251	(25,125)
Income tax (benefit) provision	(7,428)	—	313	927	—	(6,188)

Net (loss) income	$(18,937)	$(9,743)	$399	$(1,907)	$11,251	$(18,937)

Other comprehensive (loss) income:
Foreign currency translation adjustments	—	(8,320)	—	(45,566)	41,362	(12,524)

Total comprehensive (loss) income	$(18,937)	$(18,063)	$399	$(47,473)	$52,613	$(31,461)

THE HILLMAN COMPANIES, INC. AND SUBSIDIARIES

Supplemental Consolidating Guarantor and Non-Guarantor Financial Information:

(dollars in thousands)

Consolidating Statements of Comprehensive Income (Loss) (Unaudited)

For the six months ended June 29, 2014

(Amounts in thousands)

	Predecessor
	Guarantors The Hillman Companies, Inc.	Issuer The Hillman Group, Inc.	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Consolidating Adjustments	Consolidated
Net sales	$—	$263,194	$16,053	$78,130	$—	$357,377
Cost of sales (exclusive of depreciation and amortization shown separately below)	—	123,971	11,185	48,186	—	183,342
Selling, general and administrative expenses	39,324	90,090	3,656	23,692	—	156,762
Transaction, acquisition and integration expenses	—	31,681	—	—	—	31,681
Depreciation	—	12,789	48	1,312	—	14,149
Amortization	9,029	1,543	—	521	—	11,093
Intercompany administrative (income) expense	—	(216)	—	216	—	—
Management and transaction fees to related party	—	15	—	—	—	15
Other (income) expense, net	(95)	151	10	(343)	—	(277)

(Loss) income from operations	(48,258)	3,170	1,154	4,546	—	(39,388)

Intercompany interest (income) expense	(6,117)	6,117	—	—	—	—
Interest (income) expense, net	(103)	19,802	—	3,451	—	23,150
Interest expense on junior subordinated debentures	6,305	—	—	—	—	6,305
Investment income on trust common securities	(189)	—	—	—	—	(189)

(Loss) income before equity in subsidiaries’ income	(48,154)	(22,749)	1,154	1,095	—	(68,654)
Equity in subsidiaries’ (loss) income	(21,498)	1,251	—	—	20,247	—

(Loss) income before income taxes	(69,652)	(21,498)	1,154	1,095	20,247	(68,654)
Income tax (benefit) provision	(25,126)	—	426	572	—	(24,128)

Net (loss) income	$(44,526)	$(21,498)	$728	$523	$20,247	$(44,526)

Other comprehensive (loss) income:
Foreign currency translation adjustments	—	(151)	—	(102)	158	(95)

Total comprehensive (loss) income	$(44,526)	$(21,649)	$728	$421	$20,405	$(44,621)

THE HILLMAN COMPANIES, INC. AND SUBSIDIARIES

Supplemental Consolidating Guarantor and Non-Guarantor Financial Information:

(dollars in thousands)

Consolidating Statements of Comprehensive Loss (Unaudited)

For the year ended December 31, 2013

(Amounts in thousands)

	Predecessor
	Guarantors The Hillman Companies, Inc.	Issuer The Hillman Group, Inc.	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Consolidating Adjustments	Consolidated
Net sales	$—	$529,949	$31,886	$139,806	$—	$701,641
Cost of sales (exclusive of depreciation and amortization shown separately below)	—	251,491	22,836	84,999	—	359,326
Selling, general and administrative expenses	9,370	168,073	6,589	41,619	—	225,651
Acquisition and integration expense	—	2,931	74	5,633	—	8,638
Depreciation	—	22,381	85	2,330	—	24,796
Amortization	18,058	3,087	—	967	—	22,112
Intercompany administrative (income) expense	—	(348)	—	348	—	—
Management and transaction fees to related party	—	77	—	—	—	77
Other (income) expense, net	(364)	3,661	(158)	1,461	—	4,600

Income from operations	(27,064)	78,596	2,460	2,449	—	56,441

Intercompany interest (income) expense	(12,232)	12,259	—	(27)	—	—
Interest (income) expense, net	(190)	41,930	—	6,398	—	48,138
Interest expense on junior subordinated debentures	12,610	—	—	—	—	12,610
Investment income on trust common securities	(378)	—	—	—	—	(378)

Income (loss) before equity in subsidiaries’ income	(26,874)	24,407	2,460	(3,922)	—	(3,929)
Equity in subsidiaries’ income (loss)	21,936	(2,471)	—	—	(19,465)	—

Income (loss) before income taxes	(4,938)	21,936	2,460	(3,922)	(19,465)	(3,929)
Income tax provision (benefit)	(3,790)	—	867	142	—	(2,781)

Net income (loss)	$(1,148)	$21,936	$1,593	$(4,064)	$(19,465)	$(1,148)

Other comprehensive income (loss):
Foreign currency translation adjustments	—	(5,643)	—	(99)	—	(5,742)

Total comprehensive income (loss)	$(1,148)	$16,293	$1,593	$(4,163)	$(19,465)	$(6,890)

THE HILLMAN COMPANIES, INC. AND SUBSIDIARIES

Supplemental Consolidating Guarantor and Non-Guarantor Financial Information:

(dollars in thousands)

Consolidating Statements of Comprehensive Loss (Unaudited)

For the year ended December 31, 2012

(Amounts in thousands)

	Predecessor
	Guarantors The Hillman Companies, Inc.	Issuer The Hillman Group, Inc.	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Consolidating Adjustments	Consolidated
Net sales	$—	$517,135	$18,837	$19,493	$—	$555,465
Cost of sales (exclusive of depreciation and amortization shown separately below)	—	247,976	14,162	12,878	—	275,016
Selling, general and administrative expenses	1,043	174,667	3,717	8,903	—	188,330
Acquisition and integration expense	—	3,031	—	—	—	3,031
Depreciation	—	21,839	88	82	—	22,009
Amortization	18,058	3,298	—	396	—	21,752
Intercompany administrative (income) expense	—	(347)	—	347	—	—
Management and transaction fees to related party	—	155	—	—	—	155
Other (income) expense, net	(358)	4,877	(11)	(304)	—	4,204

Income from operations	(18,743)	61,639	881	(2,809)	—	40,968

Intercompany interest (income) expense	(12,232)	12,232	—	—	—	—
Interest (income) expense, net	(279)	41,415	—	2	—	41,138
Interest expense on junior subordinated debentures	12,610	—	—	—	—	12,610
Investment income on trust common securities	(378)	—	—	—	—	(378)

Income (loss) before equity in subsidiaries’ income	(18,464)	7,992	881	(2,811)	—	(12,402)
Equity in subsidiaries’ income (loss)	4,774	(2,023)	—	—	(2,751)	—

Income (loss) before income taxes	(13,690)	5,969	881	(2,811)	(2,751)	(12,402)
Income tax provision (benefit)	(6,456)	1,195	333	(240)	—	(5,168)

Net income (loss)	$(7,234)	$4,774	$548	$(2,571)	$(2,751)	$(7,234)

Other comprehensive income (loss):
Foreign currency translation adjustments	—	—	—	1,051	—	1,051

Total comprehensive income (loss)	$(7,234)	$4,774	$548	$(1,520)	$(2,751)	$(6,183)

THE HILLMAN COMPANIES, INC. AND SUBSIDIARIES

Supplemental Consolidating Guarantor and Non-Guarantor Financial Information:

(dollars in thousands)

Consolidating Balance Sheet (Unaudited)

As of December 31, 2014

(Amounts in thousands)

	Successor
	Guarantors The Hillman Companies, Inc.	Issuer The Hillman Group, Inc.	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Consolidating Adjustments	Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$1	$13,191	$696	$4,597	$—	$18,485
Restricted investments	494	—	—	—	—	494
Accounts receivable, net	—	65,270	1,175	23,439	—	89,884
Inventories, net	—	141,472	5,687	57,885	(321)	204,723
Deferred income taxes	11,191	277	538	1,331	(98)	13,239
Other current assets	—	8,142	124	2,058	—	10,324

Total current assets	11,686	228,352	8,220	89,310	(419)	337,149

Intercompany notes receivable	105,446	112,977	(6,975)	(106,002)	(105,446)	—
Intercompany interest receivable	—	948	—	—	(948)	—
Investments in subsidiaries	(840,201)	69,419	4,300	271,714	494,768	—
Property and equipment, net	—	101,299	298	12,934	—	114,531
Goodwill	789,870	338,696	3,240	37,780	(548,026)	621,560
Other intangibles, net	746,714	—	4,682	47,545	—	798,941
Restricted investments	1,750	—	—	—	—	1,750
Deferred income taxes	53,715	143	(477)	(2)	(53,379)	—
Deferred financing fees	—	24,407	—	—	—	24,407
Investment in trust common securities	3,261	—	—	—	—	3,261
Other assets	—	1,317	25	72	—	1,414

Total assets	$872,241	$877,558	$13,313	$353,351	$(213,450)	$1,903,013

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$—	$53,487	$422	$12,553	$—	$66,462
Current portion of senior term loans	—	5,500	—	—	—	5,500
Current portion of capitalized lease and other obligations	—	207	—	—	—	207
Interest payable on junior subordinated debentures	—	—	—	—	—	—
Intercompany interest payable	—	—	—	948	(948)	—
Accrued expenses:
Salaries and wages	—	4,144	120	983	—	5,247
Pricing allowances	—	3,621	3	3,038	—	6,662
Income and other taxes	(581)	2,325	37	1,520	—	3,301
Interest	—	10,587	—	—	—	10,587
Deferred compensation	494	—	—	—	—	494
Other accrued expenses	—	6,990	40	393	—	7,423

Total current liabilities	(87)	86,861	622	19,435	(948)	105,883

THE HILLMAN COMPANIES, INC. AND SUBSIDIARIES

Supplemental Consolidating Guarantor and Non-Guarantor Financial Information:

(dollars in thousands)

Consolidating Balance Sheet (Unaudited)

As of December 31, 2014

(Amounts in thousands)

	Successor
	Guarantors The Hillman Companies, Inc.	Issuer The Hillman Group, Inc.	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Consolidating Adjustments	Consolidated
Intercompany debt payable	—	105,446	—	—	(105,446)	—
Long term senior term loans	—	541,750	—	—	—	541,750
Bank revolving credit	—	—	—	—	—	—
Long term portion of capitalized leases and other obligations	—	400	—	—	—	400
Long term senior notes	—	330,000	—	—	—	330,000
Junior subordinated debentures	130,685	—	—	—	—	130,685
Deferred compensation	1,750	—	—	—	—	1,750
Deferred income taxes, net	310,804	—	2,037	14,417	(53,477)	273,781
Other non-current liabilities	—	4,359	—	1,262	—	5,621

Total liabilities	443,152	1,068,816	2,659	35,114	(159,871)	1,389,870

Commitments and Contingencies (Note 17)

Stockholders’ Equity:
Preferred Stock:
Preferred stock, $.01 par, 5,000 shares authorized, none issued and outstanding at December 31, 2014 and 2013	—	—	—	—	—	—
Common Stock:
Common stock, $.01 par, 5,000 shares authorized, issued and outstanding at December 31, 2014	—	—	50	—	(50)	—

Additional paid-in capital	632,602	5,842	10,197	375,287	(479,324)	544,604
Accumulated deficit	(203,513)	(188,780)	407	(11,484)	384,433	(18,937)
Accumulated other comprehensive (loss) income	—	(8,320)	—	(45,566)	41,362	(12,524)

Total stockholders’ equity	429,089	(191,258)	10,654	318,237	(53,579)	513,143

Total liabilities and stockholders’ equity	$872,241	$877,558	$13,313	$353,351	$(213,450)	$1,903,013

THE HILLMAN COMPANIES, INC. AND SUBSIDIARIES

Supplemental Consolidating Guarantor and Non-Guarantor Financial Information:

(dollars in thousands)

Consolidating Balance Sheet (Unaudited)

As of December 31, 2013

(Amounts in thousands)

	Predecessor
	Guarantors The Hillman Companies, Inc.	Issuer The Hillman Group, Inc.	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Consolidating Adjustments	Consolidated
ASSETS
Current assets
Cash and cash equivalents	$1	$27,553	$792	$6,623	$—	$34,969
Restricted investments	2,856	—	—	—	—	2,856
Accounts receivable	—	71,173	1,043	15,299	—	87,515
Inventories	—	101,386	10,048	66,450	(304)	177,580
Deferred income taxes	10,041	—	830	830	(605)	11,096
Other current assets	—	6,006	322	2,754	—	9,082

Total current assets	12,898	206,118	13,035	91,956	(909)	323,098
Intercompany notes receivable	105,446	103,422	—	(103,422)	(105,446)	—
Intercompany interest receivable	—	1,975	—	—	(1,975)	—
Investments in subsidiaries	(648,310)	28,122	507	263,216	356,465	—
Property and equipment	—	81,406	400	14,012	—	95,818
Goodwill	418,947	24,512	2,701	19,787	280	466,227
Other intangibles	293,774	42,959	250	25,382	—	362,365
Restricted investments	1,530	—	—	—	—	1,530
Deferred income taxes	31,349	—	(616)	2,095	(32,828)	—
Deferred financing fees	—	9,798	—	—	—	9,798
Investment in trust common securities	3,261	—	—	—	—	3,261
Other assets	—	2,442	25	292	—	2,759

Total assets	$218,895	$500,754	$16,302	$313,318	$215,587	$1,264,856

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$—	$25,610	$1,036	$17,723	$—	$44,369
Current portion of senior term loans	—	3,968	—	—	—	3,968
Intercompany interest payable	—	—	—	1,975	(1,975)	—
Current portion of capitalized lease and other obligations	—	219	—	—	—	219
Accrued expenses:
Salaries and wages	—	8,462	287	3,115	—	11,864
Pricing allowances	—	3,791	1	2,418	—	6,210
Income and other taxes	(568)	2,267	30	1,392	—	3,121
Interest	—	2,674	—	—	—	2,674
Deferred compensation	2,856	—	—	—	—	2,856
Other accrued expenses	—	6,191	261	2,579	—	9,031

Total current liabilities	2,288	53,182	1,615	29,202	(1,975)	84,312

THE HILLMAN COMPANIES, INC. AND SUBSIDIARIES

Supplemental Consolidating Guarantor and Non-Guarantor Financial Information:

(dollars in thousands)

Consolidating Balance Sheet (Unaudited)

As of December 31, 2013

(Amounts in thousands)

	Predecessor
	Guarantors The Hillman Companies, Inc.	Issuer The Hillman Group, Inc.	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Consolidating Adjustments	Consolidated
Intercompany debt payable	—	105,446	—	—	(105,446)	—
Long term senior term loans	—	377,641	—	—	—	377,641
Long term portion of capitalized lease and other obligations	—	337	—	—	—	337
Long term senior notes	—	271,750	—	—	—	271,750
Junior subordinated debentures	114,941	—	—	—	—	114,941
Deferred compensation	1,530	—	—	—	—	1,530
Deferred income taxes, net	143,313	—	260	9,920	(33,433)	120,060
Other non-current liabilities	9,618	5,773	—	—	—	15,391

Total liabilities	271,690	814,129	1,875	39,122	(140,854)	985,962

Common stock with put options:
Common stock, $.01 par, 5,000 shares authorized, 161.2 issued and outstanding at December 31, 2013.	16,975	—	—	—	—	16,975

Commitments and Contingencies

Stockholders’ Equity:
Preferred Stock:
Preferred stock, $.01 par, 5,000 shares authorized, none issued and outstanding at December 31, 2013.	—	—	—	—	—	—
Common Stock:
Common stock, $.01 par, 5,000 shares authorized, 4,838.8 issued and outstanding at December 31, 2013.	—	—	50	—	(50)	—
Additional paid-in capital	116,659	(130,559)	11,711	293,717	1,461	292,989
Accumulated deficit	(186,429)	(177,173)	2,666	(6,522)	341,259	(26,199)
Accumulated other comprehensive (loss) income	—	(5,643)	—	(12,999)	13,771	(4,871)

Total stockholders’ (deficit) equity	(69,770)	(313,375)	14,427	274,196	356,441	261,919

Total liabilities and stockholders’ equity	$218,895	$500,754	$16,302	$313,318	$215,587	$1,264,856

THE HILLMAN COMPANIES, INC. AND SUBSIDIARIES

Supplemental Consolidating Guarantor and Non-Guarantor Financial Information:

(dollars in thousands)

Consolidating Statement of Cash Flows (Unaudited)

For the period from June 30, 2014 through December 31, 2014

(Amounts in thousands)

	Successor
	Guarantors The Hillman Companies, Inc.	Issuer The Hillman Group, Inc.	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Consolidating Adjustments	Consolidated
Cash flows from operating activities:
Net (loss) income	$(9,194)	$(8,243)	$407	$(1,907)	$—	$(18,937)
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	16,403	17,365	34	2,603	—	36,405
Dispositions of property and equipment	—	49	13	58	—	120
Deferred income tax (benefit) provision	(7,372)	54	(24)	116	—	(7,226)
Deferred financing and original issue discount amortization	457	1,948	—	—	—	2,405
Stock-based compensation expense	675	—	—	—	—	675
Other non-cash interest expense	—	935	—	—	—	935
Changes in operating items:
Accounts receivable	—	15,756	1,136	5,542	—	22,434
Inventories	—	(17,298)	24	2,633	—	(14,641)
Other assets	—	4,406	(323)	(12,480)	—	(8,397)
Accounts payable	—	1,484	(400)	5,103	—	6,187
Interest payable on junior subordinated debentures	(1,019)	—	—	—	—	(1,019)
Other accrued liabilities	108	(24,782)	(73)	(3,544)	—	(28,291)
Other items, net	185,629	(185,784)	(202)	(2,442)	—	(2,799)

Net cash provided by (used for) operating activities	185,687	(194,110)	592	(4,318)	—	(12,149)

Cash flows from investing activities:
Acquisition of Hillman Companies, Inc.	(729,616)	—	—	—	—	(729,616)
Capital expenditures	—	(13,961)	(64)	(950)	—	(14,975)

Net cash (used for) investing activities	(729,616)	(13,961)	(64)	(950)	—	(744,591)

Cash flows from financing activities:
Borrowings of senior term loans	—	550,000	—	—	—	550,000
Repayments of senior term loans	—	(387,157)	—	—	—	(387,157)
Borrowings on revolving credit loans	—	16,000	—	—	—	16,000
Repayments of revolving credit loans	—	(16,000)	—	—	—	(16,000)
Principal payments under capitalized lease obligations	—	(112)	—	—	—	(112)
Borrowings of senior notes	—	330,000	—	—	—	330,000
Repayment of senior notes	—	(265,000)	—	—	—	(265,000)
Capital contribution from parent	542,929	—	—	—	—	543,929
Capital contribution from board member	1,000	—	—	—	—	—
Financing fees	—	(26,355)	—	—	—	(26,355)
Repayments of other credit obligations	—	(70)	—	—	—	(70)

Net cash (used for) financing activities	543,929	201,306	—	—	—	745,235

Effect of exchange rate changes on cash	—	(2,527)	—	(513)	—	(3,040)

Net (decrease) increase in cash and cash equivalents	—	(9,292)	528	(5,781)	—	(14,545)
Cash and cash equivalents at beginning of period	1	22,483	168	10,378	—	33,030

Cash and cash equivalents at end of period	$1	$13,191	$696	$4,597	$—	$18,485

THE HILLMAN COMPANIES, INC. AND SUBSIDIARIES

Supplemental Consolidating Guarantor and Non-Guarantor Financial Information:

(dollars in thousands)

Consolidating Statement of Cash Flows (Unaudited)

For the six months ended June 29, 2014

(Amounts in thousands)

	Predecessor
	Guarantors The Hillman Companies, Inc.	Issuer The Hillman Group, Inc.	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Consolidating Adjustments	Consolidated
Cash flows from operating activities:
Net (loss) income	$(23,029)	$(22,749)	$728	$524	$—	$(44,526)
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	9,029	14,332	48	1,833	—	25,242
Deferred income tax (benefit) provision	(24,245)	—	206	(419)	—	(24,458)
Deferred financing and original issue discount amortization	(103)	1,477	—	—	—	1,374
Stock-based compensation expense	39,229	—	—	—	—	39,229
Changes in operating items:
Accounts receivable	—	(17,638)	(633)	(6,996)	—	(25,267)
Inventories	—	(17,769)	(666)	584	—	(17,851)
Other assets	—	(3,199)	678	11,320	—	8,799
Accounts payable	—	25,944	236	(5,369)	—	20,811
Interest payable on junior subordinated debentures	1,019	—	—	—	—	1,019
Other accrued liabilities	(123)	28,651	(4)	2,659	—	31,183
Other items, net	(2,251)	(1,168)	(659)	235	—	(3,843)

Net cash provided by (used for) operating activities	(474)	7,881	(66)	4,371	—	11,712

Cash flows from investing activities:
Capital expenditures	—	(12,224)	(57)	(652)	—	(12,933)

Net cash (used for) investing activities	—	(12,224)	(57)	(652)	—	(12,933)

Cash flows from financing activities:
Repayments of senior term loans	—	(992)	—	—	—	(992)
Principal payments under capitalized lease obligations	—	(84)	—	—	—	(84)
Proceeds from exercise of stock options	474	—	—	—	—	474

Net cash (used for) financing activities	474	(1,076)	—	—	—	(602)

Effect of exchange rate changes on cash	—	(151)	—	35	—	(116)

Net (decrease) increase in cash and cash equivalents	—	(5,570)	(123)	3,754	—	(1,939)
Cash and cash equivalents at beginning of period	1	27,553	791	6,624	—	34,969

Cash and cash equivalents at end of period	$1	$21,983	$668	$10,378	$—	$33,030

THE HILLMAN COMPANIES, INC. AND SUBSIDIARIES

Supplemental Consolidating Guarantor and Non-Guarantor Financial Information:

(dollars in thousands)

Consolidating Statement of Cash Flows (Unaudited)

For the year ended December 31, 2013

(Amounts in thousands)

	Predecessor
	Guarantors The Hillman Companies, Inc.	Issuer The Hillman Group, Inc.	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Consolidating Adjustments	Consolidated
Cash flows from operating activities:
Net (loss) income	$(23,084)	$24,407	$1,593	$(4,064)	$—	$(1,148)
Adjustments to reconcile net loss to net cash (used for) provided by operating activities:
Depreciation and amortization	18,058	25,468	85	3,297	—	46,908
Dispositions of property and equipment	—	768	6	3	—	777
Deferred income tax provision (benefit)	(4,268)	—	816	(172)	—	(3,624)
Deferred financing and original issue discount amortization	(190)	2,682	—	—	—	2,492
Stock-based compensation expense	9,006	—	—	—	—	9,006
Other non-cash interest and change in value of interest rate swap	—	(418)	—	—	—	(418)
Changes in operating items:
Accounts receivable	—	(4,066)	(596)	(4,436)	—	(9,098)
Inventories	—	3,672	(867)	(14,272)	—	(11,467)
Other assets	—	(1,566)	(620)	(1,903)	—	(4,089)
Accounts payable	—	(6,263)	304	14,368	—	8,409
Other accrued liabilities	57	(3,723)	(419)	6,797	—	2,712
Other items, net	421	(102,480)	(1)	103,125	—	1,065

Net cash provided by (used for) operating activities	—	(61,519)	301	102,743	—	41,525

Cash flows from investing activities:
Payment for Paulin acquisition	—	(918)	206	(102,704)	—	(103,416)
Capital expenditures	—	(37,086)	(151)	(801)	—	(38,038)
Proceeds from sale of property and equipment	—	792	7	—	—	799

Net cash used for investing activities	—	(37,212)	62	(103,505)	—	(140,655)

Cash flows from financing activities:
Borrowings of senior term loans	—	76,800	—	—	—	76,800
Repayments of senior term loans	—	(3,776)	—	—	—	(3,776)
Discount on senior senior term loans	—	(3,152)	—	—	—	(3,152)
Principal payments under capitalized lease obligations	—	(503)	—	—	—	(503)
Borrowings under other credit obligations	—	324	—	—	—	324
Repayments of other credit obligations	—	(683)	—	—	—	(683)

Net cash (used for) provided by financing activities	—	69,010	—	—	—	69,010

Effect on exhange rate changes on cash	—	(5,643)	—	5,184	—	(459)

Net (decrease) increase in cash and cash equivalents	—	(35,364)	363	4,422	—	(30,579)
Cash and cash equivalents at beginning of period	1	62,917	429	2,201	—	65,548

Cash and cash equivalents at end of period	$1	$27,553	$792	$6,623	$—	$34,969

THE HILLMAN COMPANIES, INC. AND SUBSIDIARIES

Supplemental Consolidating Guarantor and Non-Guarantor Financial Information:

(dollars in thousands)

Consolidating Statement of Cash Flows (Unaudited)

For the year ended December 31, 2012

(Amounts in thousands)

	Predecessor
	Guarantors The Hillman Companies, Inc.	Issuer The Hillman Group, Inc.	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Consolidating Adjustments	Consolidated
Cash flows from operating activities:
Net (loss) income	$(12,008)	$6,797	$548	$(2,571)	$—	$(7,234)
Adjustments to reconcile net loss to net cash (used for)provided by operating activities:
Depreciation and amortization	18,058	25,137	88	478	—	43,761
Dispositions of property and equipment	—	271	21	—	—	292
Deferred income tax provision (benefit)	(6,382)	1,686	299	(1,216)	—	(5,613)
Deferred financing and original issue discount amortization	(279)	2,459	—	—	—	2,180
Stock-based compensation expense	714	—	—	—	—	714
Other non-cash interest and change in value of interest rate swap	—	(787)	—	—	—	(787)
Changes in operating items:
Accounts receivable	—	2,431	(50)	(922)	—	1,459
Inventories	—	(9,776)	439	(902)	—	(10,239)
Other assets	—	(6,003)	(1,319)	3,213	—	(4,109)
Accounts payable	—	(568)	(138)	(1,478)	—	(2,184)
Other accrued liabilities	(76)	3,623	121	1,300	—	4,968
Other items, net	(27)	(1,645)	(2)	1,746	—	72

Net cash provided by (used for) operating activities	—	23,625	7	(352)	—	23,280

Cash flows from investing activities:
Capital expenditures	—	(23,973)	(128)	(204)	—	(24,305)
Proceeds from sale of property and equipment	—	—	3	—	—	3

Net cash used for investing activities	—	(23,973)	(125)	(204)	—	(24,302)

Cash flows from financing activities:
Repayments of senior term loans	—	(3,200)	—	—	—	(3,200)
Borrowings of revolving credit loans	—	19,000	—	—	—	19,000
Repayments of revolving credit loans	—	(19,000)	—	—	—	(19,000)
Payment of additional acquisition consideration	—	(12,387)	—	—	—	(12,387)
Principal payments under capitalized lease obligations	—	(47)	—	—	—	(47)
Borrowings of senior notes	—	65,000	—	—	—	65,000
Premium on senior notes	—	4,225	—	—	—	4,225
Borrowings under other credit obligations	—	1,119	—	—	—	1,119
Repayments of other credit obligations	—	(297)	—	—	—	(297)

Net cash (used for) provided by financing activities	—	54,413	—	—	—	54,413

Effect of exchange rate changes on cash	—	—	—	130	—	130

Net (decrease) increase in cash and cash equivalents	—	54,065	(118)	(426)	—	53,521
Cash and cash equivalents at beginning of period	1	8,852	547	2,627	—	12,027

Cash and cash equivalents at end of period	$1	$62,917	$429	$2,201	$—	$65,548